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                                                                    Exhibit 99.4

                         COMPANHIA BRASILEIRA DE BEBIDAS

                        OFFER TO EXCHANGE ALL OUTSTANDING
                             10 1/2% NOTES DUE 2011
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                                       FOR
                             10 1/2% NOTES DUE 2011
                          UNCONDITIONALLY GUARANTEED BY
                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV
                        PURSUANT TO THE PROSPECTUS DATED
                                              , 2002

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus dated        , 2002, (the
"Prospectus") and the Letter of Transmittal relating to the offer (the "Exchange Offer") of Companhia Brasileira de Bebidas (the "Company") to exchange its newly issued 10 1/2% Notes due 2011 unconditionally guaranteed by Companhia de Bebidas das Americas-AmBev (the "New Notes") for its outstanding 10 1/2% Notes due 2011 unconditionally guaranteed by Companhia de Bebidas das Americas-AmBev (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Offering Memorandum dated December 12, 2001 and the Registration Rights Agreement dated as of December 19, 2001, by and among the Company and Companhia de Bebidas das Americas-AmBev and UBS Warburg LLC, Banc of America LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co., Inc. and Salomon Smith Barney, Inc., as initial purchasers of the Existing Notes.

     This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us for your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 pm, New York City time, on        , 2002, unless extended by the Company
(the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date.

     1.   The Exchange Offer is for any and all Existing Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer."

     3.   The Exchange Offer expires at 5:00 p.m., New York City time, on      ,
2002, unless extended by the Company.

     If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

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                           INSTRUCTION WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Companhia Brasileira de Bebidas with respect to its Existing Notes.

     This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

/ /  Please do not tender any Existing Notes held by you for my account

/ / Please tender the Existing Notes held by you for my account as indicated below:

                                    AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES

10 1/2% Notes Due 2011.......
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                                                    Signature(s)

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                                             Please print name(s) here

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                                                     Address(es)

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                                             Area Code and Telephone Number

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                                    Tax Identification or Social Security No(s).

                                    Dated:________________________________, 2002

     None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, you signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.


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